UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5103	72-0496921
(Commission File Number)	(IRS Employer
Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 16, 2015, Barnwell of Canada, Limited (“Barnwell Canada”), a wholly-owned subsidiary of Barnwell Industries, Inc. (the “Company”), completed the sale of its interests in natural gas and oil properties located in the Dunvegan and Belloy areas of Alberta, Canada, as well as its interests in sales and transportation contracts, equipment, wells, facilities and pipelines associated with such properties (the “Transferred Assets”), to Canadian Natural Resources Limited (“CNRL”), for aggregate consideration to Barnwell Canada of approximately US$14,800,000, at current Canadian dollar exchange rates, subject to customary post-closing adjustments, including adjustments to reflect an effective date of sale of April 1, 2015.  Barnwell received approximately US$14,200,000 in net proceeds, at current Canadian dollar exchange rates. Approximately 50% of the proceeds will be held in escrow for the Canadian tax authorities until tax clearances for Barnwell Canada are obtained and the precise timing of the release of these funds cannot be determined.

Of the total purchase price paid by CNRL for the Transferred Assets, approximately US$22,300,000, at current Canadian dollar exchanges rates, Barnwell Canada’s share was approximately US $14,800,000 and third parties, who were working interest owners in the Transferred Assets prior to the sale, share, in the aggregate, approximately US $7,500,000, at current Canadian dollar exchange rates.  As required under Canadian law, 50 percent of those proceeds will be held in escrow for the Canadian tax authorities until tax clearances for those working interest owners are obtained.

As a result of the disposition of the Transferred Assets, Barnwell’s credit facility at Royal Bank of Canada will be amended to decrease the amount of the revolving credit facility to $1,000,000 Canadian dollars, from $6,500,000 Canadian dollars.  The other material terms of the credit facility remain unchanged.  Accordingly, the Company placed on deposit with Royal Bank of Canada on September 16, 2015 approximately $6,340,000 Canadian dollars to fully repay its outstanding debt under the facility on September 30, 2015 when its outstanding LIBOR comes up for renewal.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated September 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2015

BARNWELL INDUSTRIES, INC.

	By:	/s/ Russell M. Gifford
		Name:	Russell M. Gifford
		Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 18, 2015